Exhibit 99.1

NEWS RELEASE

Contact: Bruce Frymire

650.965.6042 or bfrymire@cybersource.com

CyberSource Announces Second Quarter 2007 Financial Results

MOUNTAIN VIEW, Calif. – July 19, 2007 – CyberSource Corporation (NASDAQ: CYBS), a leading provider of electronic payment and risk management solutions, today announced financial results for its second quarter ended June 30, 2007.

•	Revenue in the second quarter was a record $22.9 million, a 40% increase over the same period last year.

•

Net income for the second quarter of 2007 was $0.2 million on a GAAP basis compared to $0.8 million for the second quarter of the prior year. Non-GAAP net income, which excludes stock-based compensation expense, the reduction in the tax allowance, the non-cash portion of the tax provision, depreciation and amortization expense, and certain non-recurring charges and income was $2.4 million compared to $2.6 million for the second quarter of the prior year. A reconciliation of the historical GAAP to non-GAAP measures is attached.

•

GAAP earnings per share for the second quarter of 2007 was breakeven compared to $0.02 in the same period last year. Non-GAAP earnings per share for the second quarter was $0.07 compared to $0.07 in the same period last year.

•	Transaction volumes increased to a record 269.2 million during the quarter, a 35% increase over the 198.7 million transactions processed in the same period last year.

•	CyberSource added approximately 2,100 new customers in the second quarter of 2007.

Second quarter 2007 financial results

Revenue

•	CyberSource’s second quarter revenue was $22.9 million, surpassing prior guidance of $22.6 million and a 40% increase compared to $16.4 million in the same period last year.

Gross profit

•	GAAP gross profit was $10.5 million, above prior guidance of $10.3 million.

Operating expenses

•	GAAP operating expenses were $11.0 million, above the company’s prior guidance of $10.8 million.

Net income

•	GAAP net income was $0.2 million, above prior guidance of $0.1 million.

•	Non-GAAP net income was $2.4 million, above prior guidance of $2.1 million.

Earnings per share

•	GAAP earnings per share was breakeven, consistent with prior guidance.

•	Non-GAAP earnings per share was $0.07, above prior guidance of $0.06.

Balance sheet

•

Cash, cash equivalents, and short-term investments at the end of the second quarter of 2007 were $61.2 million, compared to $50.6 million at the end of the second quarter last year. During the second quarter CyberSource generated $1.2 million in proceeds from employee stock option exercises and used $0.4 million to repurchase 30,400 shares of the company’s common stock.

Cash flow

•	Cash flow from operating activities was $2.9 million during the second quarter of 2007, compared to $2.8 million during the same period last year.

Other developments during the quarter

•

On June 18, 2007, CyberSource announced the signing of a definitive agreement to acquire Authorize.Net Holdings, Inc. (NASDAQ: ANET) in a stock and cash transaction valued at approximately $565 million, as of the close of the NASDAQ Global Market System on June 15, 2007. The transaction is expected to close early in the fourth quarter 2007.

•	Among the 2,100 customers signed during the second quarter were: Craigslist, jetBlue Airways, The Kroger Company, PING Golf, Public Broadcasting Service, Timberland Switzerland, and WinZip Computing.

•	Net new customers added this quarter increased the company’s total customer count to over 20,000.

•	Existing customers that added new services or renewed agreements during the quarter included Ask.com, Duke University, Eastman Kodak, Hearst Corporation, Seagate Technology, and UCLA.

•	Approximately 150 customers selected CyberSource for merchant acquiring account services during the quarter. CyberSource now has over 1,600 acquiring customers.

•

CyberSource’s Managed Risk Service continues to attract new customers. With this service, CyberSource experts work with customers to define risk management goals, design and implement solutions, develop quantified performance metrics, and manage the order acceptance processes. During the second quarter, customers who signed up for the CyberSource Managed Risk Service included a large university, an online PC retailer, a worldwide fashion house, a shoe retailer, and a currency conversion service.

•	CyberSource UK customers processed a record 46 million transactions in the second quarter of 2007 which represents approximately 17% of total transaction volume.

•

On April 25, 2007, CyberSource announced a major enhancement to its global payment capabilities, expanding its international payment reach and simultaneously adding anti-fraud and security measures. A single connection with CyberSource now provides on-demand access to processing services for credit cards, debit cards, direct debits, and bank transfers reaching over 190 countries. The global payment services are backed by new fraud screening capabilities that allow merchants to effectively manage online payment risk in many different international markets. The newly expanded services also include secure payment data storage which allows merchants to transact globally without storing sensitive payment data on their systems.

Guidance for the third quarter and full year 2007:

•

For the third quarter ending September 30, 2007: Total revenue is expected to be $23.8 million. Transaction and support revenue is expected to be $22.4 million, of which $0.4 million is expected from BidPay.com, Inc. Enterprise software revenue is expected to be $0.6 million and professional services revenue is expected to be $0.8 million. The company expects to process between 270 million and 275 million transactions in the third quarter. GAAP gross profit is expected to be $10.5 million, while GAAP operating expenses are expected to be $12.4 million. The company expects to record a GAAP net loss for the third quarter of $0.8 million, or a loss per share of $0.02, based on a weighted average share count of 38 million shares. Non-GAAP net income for the third quarter is expected to be $2.2 million and non-GAAP earnings per share is expected to be $0.06 based on a weighted average share count of 38 million shares.

•

For the full year 2007: Not taking into account the acquisition of Authorize.Net, which the company expects to close early in the fourth quarter 2007, and excluding integration costs associated with the acquisition that may be incurred, the company reiterates guidance for the full year.

Public call/web cast details

CyberSource will host a public conference call today, July 19, 2007 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss the second quarter results. The call can be accessed in either of the following ways:

Live conference call

Dial 888-542-8515 (U.S. and Canada) 706-634-2163 (International). The call’s ID number is: 6115380.A taped replay of this call will be available through July 30, 2007.

The dial-in numbers for the taped replay are 800-642-1687 (U.S.) 706-645-9291 (local or international). The call’s ID number is 6115380.

Live web cast

http://www.cybersource.com/cgi-bin/ir.pl

A replay of this web cast will remain available at this location through July 30, 2007.

About CyberSource

CyberSource Corporation is a leading provider of electronic payment and risk management solutions. CyberSource solutions enable electronic payment processing for Web, call center, and POS environments. CyberSource also offers industry leading risk management solutions for merchants accepting card-not-present transactions. CyberSource Professional Services designs, integrates, and optimizes commerce transaction processing systems. Over 20,000 businesses use CyberSource solutions, including half the companies comprising the Dow Jones Industrial Average. The company is headquartered in Mountain View, California, and has sales and service offices in Japan, the United Kingdom, and other locations in the United States. For more information, please visit CyberSource’s web site at www.cybersource.com or email info@cybersource.com.

GAAP versus non-GAAP Results and Guidance

In addition to financial results presented on a GAAP basis, the company has provided non-GAAP measures of gross profit, operating expenses, net income and earnings per share, which are adjusted to exclude certain non-cash items. For purposes of this release, non-GAAP gross profit, operating expenses, net income and earnings per share exclude stock based compensation expense under SFAS 123R, the non-cash portion of the income tax provision, a reduction in the tax allowance, depreciation and amortization expense, and certain non-recurring charges and income. A reconciliation of the historical GAAP to non-GAAP measures is attached with the financial statements. The company believes that presentation of non-GAAP financial measures may provide investors with additional meaningful and relevant financial information. Management believes the non-GAAP measures help indicate trends in the company’s business, and management uses the non-GAAP measures to plan and forecast future periods. Non-GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for GAAP measures or data prepared in accordance with GAAP. Furthermore, non-GAAP information may not be comparable across companies, as other companies may use different non-GAAP measures. The company does not provide guidance for certain financial measures such as depreciation and stock-based compensation expense and as a result, is not able to provide a reconciliation of GAAP and non-GAAP financial measures for forward-looking data. The company intends to calculate the various non-GAAP financial measures in future periods consistent with the methodology used in the three and six months ended June 30, 2007, as presented in this release.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995

Statements in this release that are not purely historical are forward- looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the company’s expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements in this release include, without limitation, statements regarding: (1) Managed Risk services continuing to attract new customers, (2) financial guidance including, without limitation, those regarding revenue, transaction volume, gross profit, operating expenses, net income, earnings per share, and deferred tax assets; and, (3) the acquisition of Authorize.Net closing. Factors that could cause actual results to differ materially from the forward looking statements include risks and uncertainties such as changes in Generally Accepted Accounting Principles and the application thereof, changes in customer needs, new products and services offerings by the company and its competitors, any unforeseen event or any unforeseen system failures, and other risks indicated in our filings with the Securities and Exchange Commission. Factors that could cause actual results to differ materially from the forward looking statements include risks and uncertainties such as changes in Generally Accepted Accounting Principles and the application thereof, changes in customer needs, new products and services offerings by the company and its competitors, any unforeseen event or any unforeseen system failures, inability to obtain regulatory approval, inability to obtain shareholder approval, and other risks indicated in our filings with the Securities and Exchange Commission. It is important to note that actual outcomes could differ materially from those in such forward- looking statements. Readers should also refer to the documents filed by CyberSource with the

Securities and Exchange Commission, specifically the annual report filed on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission on March 13, 2007, and our quarterly reports filed on Form 10-Q from time to time, all of which identify important risk factors.

© 2007 CyberSource Corporation. All rights reserved. CyberSource is a registered trademark in the U.S. and other countries. Bidpay is a registered trademark in the U.S. All other brands and product names are trademarks or registered trademarks of their respective companies.

(Tables follow)

CyberSource Corporation

GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenues:
Transaction and support	$21,307	$14,511	$42,039	$28,106
Enterprise software	601	764	1,268	1,547
Professional services	985	1,123	1,711	2,329

Total revenues	22,893	16,398	45,018	31,982

Cost of revenues:
Transaction and support	11,895	7,068	23,353	13,506
Enterprise software	70	56	135	114
Professional services	452	580	845	1,229

Total cost of revenues	12,417	7,704	24,333	14,849

Gross profit	10,476	8,694	20,685	17,133

Operating expenses:
Product development	2,892	2,269	5,483	4,383
Sales and marketing	4,829	3,494	9,198	6,899
General and administrative	3,255	2,562	6,047	4,499

Total operating expense	10,976	8,325	20,728	15,781

Income (loss) from operations	(500)	369	(43)	1,352
Other income	19	400	72	400
Interest income	722	554	1,395	1,036

Income before income taxes	241	1,323	1,424	2,788

Income tax provision	81	533	528	1,123

Net income	$160	$790	$896	$1,665

Basic net income per share	$—	$0.02	$0.03	$0.05

Diluted net income per share	$—	$0.02	$0.02	$0.04

Weighted average number of shares used in computing basic net income per share	35,276	34,616	35,144	34,419

Weighted average number of shares used in computing diluted net income per share	37,472	37,325	37,439	37,002

Non-GAAP Financial Metrics:
Gross profit	$11,022	$9,086	$21,760	$17,817
Operating expenses	$9,304	$7,040	$17,726	$13,770
Net income	$2,445	$2,570	$5,466	$5,020
Basic net income per share	$0.07	$0.07	$0.16	$0.15
Diluted net income per share	$0.07	$0.07	$0.15	$0.14

CyberSource Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
GAAP gross profit	$10,476	$8,694	$20,685	$17,133
Add FAS123R expense	198	146	380	256
Add depreciation expense	326	231	651	411
Add amortization of intangible assets	22	15	44	17

Non-GAAP gross profit	$11,022	$9,086	$21,760	$17,817

GAAP operating expenses	$10,976	$8,325	$20,728	$15,781
Less FAS123R expense	(1,554)	(1,173)	(2,763)	(1,802)
Less depreciation expense	(106)	(104)	(215)	(196)
Less amortization of intangible assets	(12)	(8)	(24)	(13)

Non-GAAP operating expenses	$9,304	$7,040	$17,726	$13,770

GAAP net income	$160	$790	$896	$1,665
Add FAS123R expense	1,752	1,319	3,143	2,058
Add non-cash tax provision	67	503	493	1,060
Less settlement proceeds*	—	(400)	—	(400)
Add depreciation expense	432	335	866	607
Add amortization of intangible assets	34	23	68	30

Non-GAAP net income	$2,445	$2,570	$5,466	$5,020

GAAP basic net income per share	$—	$0.02	$0.03	$0.05
Add FAS123R expense	0.05	0.04	0.09	0.06
Add non-cash tax provision	—	0.01	0.02	0.03
Less settlement proceeds*	—	(0.01)	—	(0.01)
Add depreciation expense	0.02	0.01	0.02	0.02
Add amortization of intangible assets	—	—	—	—

Non-GAAP basic net income per share	$0.07	$0.07	$0.16	$0.15

GAAP diluted net income per share	$—	$0.02	$0.02	$0.04
Add FAS123R expense	0.05	0.04	0.09	0.06
Add non-cash tax provision	—	0.01	0.02	0.03
Less settlement proceeds*	—	(0.01)	—	(0.01)
Add depreciation expense	0.02	0.01	0.02	0.02
Add amortization of intangible assets	—	—	—	—

Non-GAAP diluted net income per share	$0.07	$0.07	$0.15	$0.14

*	In April 2006, CyberSource received $400,000 as consideration for dismissing a lawsuit that CyberSource filed against CardSystems Solutions, Inc. in October 2005.

CyberSource Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$28,397	$21,701
Short-term investments	32,788	33,243
Accounts receivable, net	10,835	9,614
Prepaid expenses and other current assets	2,594	1,823
Deferred income taxes	1,827	2,320

Total current assets	76,441	68,701

Property and equipment, net	3,556	3,618
Intangible assets, net	2,777	2,845
Non-current deferred income taxes	9,629	9,629
Other noncurrent assets	2,280	2,250

Total assets	$94,683	$87,043

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$363	$409
Other accrued liabilities	7,751	6,056
Deferred revenue	1,995	1,950

Total current liabilities	10,109	8,415

Total stockholders’ equity	84,574	78,628

Total liabilities and stockholders’ equity	$94,683	$87,043

CyberSource Corporation

Consolidated Statements of Cash Flows

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
CASH FLOWS FROM OPERATING ACITIVITES:
Net income	$160	$790	$896	$1,665
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	466	358	934	637
Income on investment in joint venture	(37)	—	(83)	—
Stock-based compensation	1,752	1,319	3,143	2,058
Loss on disposal of property and equipment	8	—	8	—
Changes in operating assets and liabilities:
Accounts receivable	(563)	402	(1,221)	116
Prepaid expenses and other current assets	(474)	288	(771)	1,166
Deferred income taxes	67	503	493	1,060
Other noncurrent assets	6	(280)	53	(560)
Accounts payable	(80)	14	(46)	(37)
Accrued liabilities	1,582	(590)	1,695	(1,377)
Deferred revenue	(26)	16	45	127

Net cash provided by operating activities	2,861	2,820	5,146	4,855

CASH FLOWS FROM INVESTING ACITIVITES:
Purchases of property and equipment	(337)	(754)	(812)	(1,063)
Acquisition of BidPay.com	—	—	—	(1,990)
Purchases of short-term investments	(21,085)	(10,140)	(35,868)	(19,580)
Maturities of short-term investments	20,265	9,780	36,331	18,872

Net cash used in investing activities	(1,157)	(1,114)	(349)	(3,761)

CASH FLOWS FROM FINANCING ACITIVITES:
Proceeds from issuance of common stock	1,193	744	2,163	2,773
Repurchase of common stock	(363)	(1,123)	(363)	(1,123)

Net cash provided by (used in) financing activities	830	(379)	1,800	1,650
Effect of exchange rate changes on cash	110	156	99	166

Increase in cash and cash equivalents	2,644	1,483	6,696	2,910
Cash and cash equivalents at beginning of period	25,753	15,810	21,701	14,383

Cash and cash equivalents at end of period	$28,397	$17,293	$28,397	$17,293